UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 11, 1998


                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)



          FLORIDA                    0-20356                65-0158479
(State of other jurisdiction   (Commission file no.)     (IRS Employer ID
     of incorporation)                                        Number)


        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  561-737-2227

ITEM 5.  OTHER EVENTS

      On September 11, 1998, Medical Industries of America, Inc. (the "Registrant") terminated the merger agreement with Atlanta-based Physician Health Corporation in accordance with the termination provisions of the Definitive Merger Agreement dated August 3, 1998.

      A copy of a press release issued by the Registrant on September 16, 1998 is attached hereto and incorporated herein by reference.

ITEM 7.  EXHIBITS

1.    Press Release



Date:  9-22-98                        MEDICAL INDUSTRIES OF AMERICA, INC.

                                      By: /s/ ARTHUR KOBRIN
                                              Arthur Kobrin
                                              Chief Financial Officer